CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 27, 2015, relating to the financial statements of Variable Separate Account, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 27, 2015, relating to the consolidated financial statements of American General Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 28, 2015, relating to the statutory basis financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2015